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                                                                   EXHIBIT 10.20

                        MUTUAL INDEMNIFICATION AGREEMENT


          This Mutual Indemnification Agreement (the "Agreement") is entered into as of ____________, 1996 by and between Nu Skin Asia Pacific, Inc., a Delaware corporation ("Nu Skin") and Nu Skin International, Inc., a Utah corporation ("NSI").

                                R E C I T A L S:

          A. WHEREAS, NSI has entered into certain agreements listed on Schedule A attached hereto (the "Distribution and License Agreements") with Nu Skin Japan, Inc., Nu Skin Taiwan, Inc., Nu Skin Hong Kong, Inc., and Nu Skin Korea, Inc. (collectively the "Asian Entities"); and

          B. WHEREAS, the stockholders of the Asian Entities currently intend to enter into a Contribution Agreement whereby they will contribute their shares of capital stock in the Asian Entities to Nu Skin in exchange for Nu Skin Class B Common Stock in a transaction intended to be tax free under Section 351 of the Internal Revenue Code of 1986, as amended, (the "Reorganization"); and

          C. WHEREAS, the Reorganization is intended to close contingent on and simultaneous with the contemplated initial public offering of Nu Skin (the "IPO"); and

          D. WHEREAS, the Asian Entities, Nu Skin and NSI desire that the Distribution and License Agreements be amended and restated contingent upon and simultaneous with the IPO; and

          E. WHEREAS, Nu Skin and NSI desire to enter into this Agreement to establish mutual obligations of indemnification in accordance with the terms and conditions hereof;

          NOW THEREFORE, in consideration for the mutual covenants and obligations of the parties set forth herein and in consideration for the foregoing premises and other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, it is hereby agreed as follows:

          1.  Indemnification of Nu Skin by NSI.
              ---------------------------------

              NSI hereby agrees to indemnify and hold Nu Skin harmless from and against any and all liabilities, claims, charges, damages, costs and expenses (including reasonable attorneys' fees and court costs) incurred by or assessed against Nu Skin (i) arising out of or related to the business and operations of the Asian Entities and relating to acts, omissions, facts or circumstances occurring prior to the date of the Reorganization; (ii) arising out of or related to any breach by NSI of any covenant, obligation, representation or warranty under any of the Distribution and License Agreements; or (iii) arising out of or related to any breach by NSI of any covenant, obligation, representation or warranty under this Agreement; or (iv) arising out of any litigation regarding the foregoing.
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     2.  Indemnification of NSI by Nu Skin.
         --------------------------------

         Nu Skin hereby agrees to indemnify and hold harmless NSI from and against any and all liabilities, claims, charges, damages, costs and expenses (including reasonable attorneys' fees and court cots) incurred by or assessed against NSI (i) arising out of or related to the business and operations of the Asian Entities and relating to acts, omissions, facts or circumstances occurring from and after the closing date of the Reorganization; or (ii) arising out of or related to any breach by Nu Skin of any covenant, obligation, representation or warranty under any of the Distribution and License Agreements; or (iii) arising out of or related to any breach by Nu Skin of any covenant, obligation, representation or warranty under this Agreement; or (iv) arising out of any litigation regarding the foregoing.

     3.  Representations and Warranties of NSI.
         -------------------------------------

         NSI represents and warrants that as of the date hereof, there are no matters or claims pending or threatened against NSI or the Asian Entities that would give rise to indemnification in favor of Nu Skin under this Agreement.

     4.  Engagement of Counsel; Advancement of Costs.
         --------------------------------------------

         At any time a claim is brought against any party hereto that would entitle such party to indemnification hereunder (the "Indemnified Party"), such Indemnified Party shall notify the other party (the "Indemnifying Party") of such claim in writing and shall be entitled to select counsel and defend against such claim at the Indemnifying Party's sole cost and expense. The Indemnifying Party shall promptly pay on demand all amounts owing hereunder to the Indemnified Party including expenses and costs of investigation, negotiation and defense, as such amounts are incurred by the Indemnified Party.

     5.  General Terms.
         -------------

         This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without giving effect to any conflicts of law rules of such state. This Agreement may only be modified or amended in writing and only if such modification or amendment is signed by the parties hereto. In the event of a breach hereof by any party, the other party shall be entitled to recover its costs and expenses of enforcing this Agreement, including, without limitation, reasonable attorneys' fees and court costs. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other agreements or understandings of the parties with respect thereto.


      IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.


NU SKIN ASIA PACIFIC, INC.                NU SKIN INTERNATIONAL, INC.



By:  _______________________________      By:   ____________________________
Its: _______________________________      Its:  ____________________________


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